                                                                    EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT
                              --------------------

          THIS AGREEMENT, made effective as of the 1st day of January, 1995, by and between EARTHWEB LTD., a Maryland Corporation having its offices located at 100 Park Avenue, Suite 1650, New York, New York 10017 (hereinafter called "Company"), and MURRAY HIDARY, an individual (hereinafter called "Employee") residing at 525 East 72nd Street, Apartment No. 22F, New York, New York 10021

                              W I T N E S S E T H:
                              -------------------

          Company wishes to employ Employee and Employee wishes to enter into the employ of Company on the terms and conditions contained in this Agreement.

          NOW, THEREFORE, in consideration of the facts, mutual promises and covenants contained herein and intending to be legally bound hereby, Company and Employee agree as follows:

     1.   Employment.  Company hereby employs Employee and Employee hereby
          ----------
accepts employment by Company for the period and upon the terms and conditions contained in this Agreement.

     2.   Duties; Title; Devotion of Time; Vacation; Equipment.
          ----------------------------------------------------

          2.1. Employee shall provide and be responsible for management of Company sales and development services and general supervisory duties consistent with his office.

          2.2. Employee shall serve Company as Executive Vice President, and shall have such authority and responsibilities normally accorded to a senior executive officer of the Company.

          2.2.1. Throughout the term of this Agreement, Employee shall devote such of his working time, energy, skill and best efforts to the performance of his duties hereunder in a manner which will faithfully and diligently further the business and interests of Company and its affiliates. Notwithstanding the foregoing, Employee may engage in other activities including the start-up or participation in other business entities provided the same do not compete with the business of Company or its subsidiaries or render services to or participate in any such business or business in the process of development by Company so long as such activities do not interfere with the performance of his duties as Vice President of Company in accordance with this agreement.

          2.2.2. If Employee shall start another business where the Internet is a part of the primary mission of such business, he shall give the opportunity to participate therein to Messrs. Nova Spivack and Jack D. Hidary in percentages vis a vis the three of them which shall be the same as the percentages - then held by either of them in the Company. (For example, if Employee is the sole equity owner of a new venture and, at that time, the Company is owned 40% by Employee, 40% by Jack D. Hidary and 20% by Nova Spivack, Employee shall offer a 40% share to Jack D. Hidary and a 20% share to Nova Spivack. If, however, Employee's entire share of the new venture is only 30%, then Employee shall offer 2/5 of the 30% to Jack D. Hidary and 1/5 thereof to Nova Spivack.) However, any such participation by Nova Spivack and/or Jack D. Hidary shall require cash contribution, together with any promissory note or other form of contribution, to the extent of the contribution made by Employee in such business on a pro rata basis. Employee shall use his best efforts to advise Jack D. Hidary and Nova Spivack regarding such opportunity as soon as possible after reaching a final determination to proceed. Jack D. Hidary and Nova Spivack may purchase the entire share offered to each of them, respectively, or any portion thereof. The opportunity referred to above shall be offered by notice and the offeree shall have sixty (60) days to accept and to tender the cash payment required and any promissory note or other form of contribution. The provisions of this Paragraph
2.3.2 are for the benefit of Nova Spivack and Jack D. Hidary.

          2.3. Employee shall be primarily based in the New York, New York area.

          2.4. Employee shall be entitled to take four (4) weeks of paid vacation and such additional unpaid vacation for such time periods and at such time as he shall determine in his sole p discretion, provided, however, that the total amount of vacation time taken by Employee shall not jeopardize the business of Company and Employee shall not take such vacation at time(s) when the business of the Company reasonably requires that he be present and available to perform his duties on a regular basis.

          2.5. Company shall provide Employee with all equipment and software reasonably necessary for Employee to carry out his duties set forth herein, and will reimburse Employee for any software purchased by Employee for the same purpose. All such equipment and software shall be and remain the property of Company.

          2.6. Company shall reimburse Employee for all reasonable expenses incurred by Employee in connection with the performance of Employee's duties hereunder upon receipt of regularly substantiated vouchers therefor and in accordance with Company's regular reimbursement procedures and practices in effect from time to time, including, but not limited to, expenses for telephone, facsimile, copying, and other similar costs.

     3.   Term.  This Agreement shall commence as of the date hereof and shall
          ----
continue for an original term of two (2) years (the "Original Term"), unless sooner terminated as hereinafter provided. Unless Employee elects to terminate this Agreement at the end of the Original Term or any Renewal Term, as defined herein, by giving Company notice of such election at least sixty (60) days before the expiration of the then-current Term, this Agreement shall be deemed to have been renewed for consecutive additional terms of one (1) year each (a "Renewal Term") commencing on the day after the expiration of the then-current term. The word "Term" herein shall mean either the Original Term or the Renewal Term, as the context requires.

     4.   Compensation.
          ------------

          4.1. For the services rendered by Employee to Company, Company (or one or more of its affiliates) shall pay Employee an annual salary of not less than Sixty-Five Thousand Dollars ($65,000) (the "Salary"). The Salary is subject to increase from time
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

to time in the sole discretion of the Managers of Company. The Salary shall be paid semi-monthly in arrears.

          4.2. Throughout the term of this Agreement, Employee shall be entitled to participate in and receive the benefits of any health, life, accident and disability benefits, if any, which are made available to other employees of Company.

          4.3. Company acknowledges that, as of the date hereof, Company is indebted to Employee in the amount of Twenty-seven Thousand Dollars ($27,000) in accrued but unpaid salary for the year 1994.

     5.   Company Capitalization
          ----------------------

          5.1. Company currently has an authorized capitalization of 1,000 shares of Common Stock, One ($l) Dollar par value per share, all of which are voting shares (the "Shares"). The Company has commenced a merger with a newly formed New York Limited Liability Company. Wherever the context of the text requires, the term "Company" shall mean the Maryland corporation or its successor Limited Liability Company. The Limited Liability Company shall have the authority to admit members to the Company. Members will own membership interests, of which, at the determination of the Board of Managers (the "Board"), some shall be Class A Membership Interests ("Class A Interests"), some shall be Class B Membership Interests ("Class B Interests") all having voting rights, and some shall be Class C Membership Interests ("Class C Interests") which shall be non-voting (collectively, the "Membership Interests"). Employee owns 50% of the Shares. Upon completion of the merger referred to above, Employee will be the owner of 50% of the Class A Interests. Employee has made a capital contribution of $75,000 to the Company and has agreed to accept additional Class A Interests in lieu of a portion of unpaid compensation in the amount of $20,000 for the first full year of Company's operations commencing in 1994. Neither the Company nor any Member shall modify the Operating Agreement of the Company (executed simultaneously herewith and annexed as Exhibit B) so as to change any of the terms of this Agreement, except to the extent agreed to in writing by Employee.

          5.2. Company agrees that it shall not dilute Employee's Membership Interests to any greater degree than the Membership Interests of Jack D. Hidary are diluted.

          5.3. Nothing contained herein shall prohibit Employee from purchasing Membership Interests in Company to avoid dilution of his Membership Interests in the Company.

          5.4. Employee shall transfer to Mr. Nova Spivack ("Nova Spivack") Membership Interests sufficient to cover one half of the obligations of Employer for delivery of such Interests to Nova Spivack.

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     6.   Termination.
          -----------

          6.1. Company may terminate Employee's employment hereunder at any time for Employee: engaging in criminal conduct which results in a conviction on a felony charge; gross incompetence; alcohol or drug abuse which impairs Employee's performance of his duties hereunder; continuing misconduct or dereliction of duty or incompetence; any willful violation of any material express direction or any reasonable material rule or regulation established by Company's Board of Directors from time to time regarding the conduct of its business; misrepresentation made in this Agreement; or any material violation by Employee of the terms and conditions of this Agreement ("for cause"), in which event, except as herein specifically set forth to the contrary, Company shall have no further obligations or liabilities under this Agreement after the date of such termination. If Employee shall be indicted or otherwise legally charged with a felony, Company may place Employee on an unpaid leave of absence until he shall be either convicted or acquitted of the charges or such charges have been dismissed with prejudice ("dismissed " or "dismissal"). If Employee shall be acquitted or such charges dismissed, Employee's employment shall resume on the terms provided herein.

          6.2. Resignation by Employee shall be governed by Rider X to the Company's Operating Agreement.

          6.2.1. If the employment of Employee is terminated by Company for cause, Company shall have the option for a period of five years to buy from Employee and the terminated Employee shall have the obligation to sell to the Company all of Employee's interest in the Company if termination is due to conviction of a felony, or 25% of Employee's interest in the Company if such termination is due to gross incompetence (said 100% interest, or 25% interest, which Employee is required to sell, as the case may be, is hereafter called the "Departure Interest"). In addition, if termination is due to gross incompetence, an additional 50% of Employee's Class A Membership Interest shall be converted to Class C. Commencing 90 days after such termination, and until such time as Company shall either exercise its option by notice to Employee or waive its option by like notice (either notice shall be given no later than five (5) years from termination) Company shall pay to Employee in monthly installments a sum equal to 1/2 the salary being paid to him immediately prior to such termination (the "Option Payments"). If the Company timely exercises its option to purchase the Departure Interest, all Option Payments made to Employee shall be applied in reduction of the Buyout Price. If Company elects not to buy the Departure Interest, any Option Payments previously made to Employee shall belong to the Employee as additional salary. Failure to give timely notice shall be deemed a waiver of the Company's right to exercise the Option.

          6.2.2. The purchase price of the terminated Employee's Departure Interest shall be the Buyout Amount specified in Section 8 below multiplied by the Departure Interest percentage, and in turn multiplied by seventy five (75%) percent (the "For Cause Buyout Price").

          6.2.3. The For Cause Buyout Price of Employee's Departure Interest payable herein shall be paid by Company to Employee in monthly installments equal to 1/12th of 10% of the Company's net income before taxes calculated in accordance with generally accepted accounting principles (GAAP) consistently followed as determined by the Company's firm of independent certified public accountants. Net income shall be estimated based upon internally prepared quarterly statements adjusted within thirty days following receipt of the Company's annual audited financial statements. If the remaining equity holders in the Company shall sell all or substantially all of their interest in the Company or the Company's interest in Identinet LLC, or if they shall sell all or substantially all of the business of the Company or Identinet LLC, then any balance of the Buyout Price unpaid shall be paid to Employee within five (5) business days following the closing of such a transaction.

          6.2.4. The Departure Interest of Employee shall be transferred to the remaining equity holders of the Company, pro rata. All of Employee's Departure Interest shall be deemed transferred on the date the first installment of the For Cause Buyout Price is paid to him. If, however, prior to Employee receiving the entire For Cause Buyout Price, any dividend or distribution is made by the Company to its equity holders, the amount that otherwise would have been paid to Employee were he still an equity holder shall be paid to him but shall be applied to the balance of the For Cause Buyout Price.

     7.   Death or Disability.
          --------------------

          7.1. If Employee dies, the payment of all compensation and reimbursement of expenses described in Sections 2 and 4, above, shall cease at the end of the month in which Employee's death shall occur and Company shall have no further obligations or liabilities with respect thereto to Employee's estate or legal representative or otherwise.

          7.2. As used herein, Employee shall be considered disabled if, as a result of a medically determinable injury, physical or mental illness or impairment such that Employee is unable to engage in any substantial gainful activity reasonably related to that in which he was previously engaged on behalf of the Company. If Employee is disabled for a continuous period of six months, the Company may, upon notice to Employee given at any time after the expiration of such period, terminate Employee's employment hereunder. Upon such termination, the payment of all compensation and reimbursement of expenses described in Sections 2 and 4, above, shall cease at the end of the month in which Employee's termination shall occur and Company shall have no further obligations or liabilities with respect thereto to Employee, Employee's estate or legal representative or otherwise. Except as herein specifically set forth to the contrary, Company shall have no further obligations or liabilities under this Agreement after the date of such termination.

     8.   Termination of Employment by Company Without Cause.
          --------------------------------------------------

          8.1. Company shall have no right to terminate Employee's employment hereunder without cause. If Company shall breach this provision, then, in addition to the rights specified in this Section 8, at Employee's sole option, (1) Company shall continue to pay to Employee wages and bonuses and to provide benefits all as in effect at the date of such breach for a period of five (5) years, or (2) Employee may bring suit against Company for damages including, without limitation, all legal fees, costs and disbursements incurred by Employee in pursuit of his rights hereunder.

          8.2. If Company shall terminate Employee's employment other than for cause, Employee may, at his sole election, require Company to purchase all or any portion of his Membership Interests in Company at any time within five
(5) years after such termination. If Employee shall so elect, Company shall buy and Employee shall sell Employee's Class A Membership Interests for the Buyout Amount specified in Section 9 below multiplied by the percentage of Membership Interest determined to be sold by Employee (the "Buyout Price").

          8.2.1. Payments of the Buyout Price shall begin 90 days following the later of (i) the date of Employee's election to sell any portion or all of his Membership Interest, or (ii) the date the Buy Out Price has been fixed and shall be made in monthly installments as follows until the entire Buyout Price is paid in full. The amount of the first and second monthly installments shall be $50,000 each. Thereafter, the amount of each installment shall be the greater of: (i) 80% of the monthly salary being paid to Employee on the date of his termination, or (ii) 1/12th of 10% of the Company's net income before taxes calculated in accordance with generally accepted accounting principles (GAAP) consistently followed as determined by the Company's firm of independent certified public accountants. If the payment shall be determined under subprovision (ii), net income shall be estimated based upon internally prepared quarterly statements adjusted within thirty days following receipt of the Company's annual audited financial statements. If, after a termination of Employee's employment by the Company without cause, the Company shall close a public offering of its securities, then the payment under provision (ii) above shall increase to 1/12th of 30% of the Company's net income before taxes as referred to above. In addition, if Jack D. Hidary shall sell all or substantially all of his interest in the Company or the Company shall sell the Company's interest in Identinet LLC, or Identinet LLC shall sell all of its interest in any operating subsidiary, or if the Company shall sell all or substantially all of the business of the Company or Identinet LLC or any operating subsidiary shall sell all or substantially all of its respective business, then any balance of the Buyout Price unpaid shall be paid to Employee within five (5) business days following the closing of such a transaction.

          8.2.2. If after such termination without cause the Company shall dissolve and liquidate its business, Employee shall be paid the entire balance of the Buyout Price prior to the payment of any distribution payable to Jack D. Hidary. However, if Jack D. Hidary has likewise been terminated without cause, then distributions shall be made to Jack D. Hidary and to Employee pro-rata. Except for the foregoing priority, obligations to Employee for Buyout payments shall be subject and subordinate to any and all debts of the Company and to the claims of all Members of the Company of any kind or nature other than those of Jack D. Hidary and Nova Spivack; provided, however, that the obligations to Employee for Buyout payments shall be subordinate to the pre-existing obligations of Company to make Buyout payments to Nova Spivack if such payments to Nova Spivack are in connection with a termination of the employment of Nova Spivack by Company other than "for cause".

          8.2.3. The Class A Membership Interest of Employee acquired hereby shall be transferred to the remaining Members of Company, pro rata, as voting Interests. All of Employee's Membership Interest shall be deemed transferred on the date the first installment of the Buyout Price is paid to him. if, however, prior to Employee receiving the entire Buyout Price, any dividend or distribution is made by the Company to its Members, the amount that otherwise would have been paid to Employee were he still a Member shall be paid to him but shall be applied to the balance of the Buyout Price.

     9.   Buyout Amount Determination.
          ---------------------------

          9.1. Every year within thirty (30) days after the receipt by the Company of its annual financial statements, the Managers of the Company shall meet and fix the Agreed Value of a one percent (1%) Membership Interest in the Company. The term "Agreed Value" means that dollar amount last agreed upon in writing by all of the Managers of the Company, which agreement shall be dated and filed among the records of the Company and shall be in the form annexed as Exhibit C hereto. The Buyout Amount shall be the Agreed Value unless Agreed Value is stale. The Agreed Value is stale if the date of Employee's election to sell his Membership Interest (the "Calculation Date") is more than twelve (12) months after the date of the most recent written agreement as to such valuation by the Managers of the Company and Employee. If the Agreed Value is stale, the Managers of the Company shall attempt to reach agreement as to "Agreed Value" for a period of thirty (30) days following the Calculation Date.

          9.2. If the Managers of the Company and Employee shall fail to agree to an Agreed Value within thirty (30) days following the Calculation Date, within five (5) business days following the end of such period, the parties hereto shall submit to one another their respective values for a 1% Membership Interest in the Company (the "Estimated Value") . Thereafter, the parties hereto shall each within ten (10) working days select a qualified business appraiser and forward the name to the other party. Such appraisers shall select a third appraiser (the "Appraiser") not affiliated with either one. To secure payment of the Appraiser's fee, each of the parties shall deposit with then Counsel to the Company 50% of the fee quoted. The Appraiser shall evaluate the Company and the value of a 1% Membership Interest therein, and shall certify such value to the parties hereto in writing (the "Appraised Value") . The Appraised Value in the absence of gross error or misconduct shall be the Buyout Amount and shall be final and binding on the parties hereto unless adjusted as set forth in Section 9.3, below. If Employee has been terminated for cause, Employee shall pay 1/2 of the appraisal fees, but if Employee has been terminated without cause then the Company shall pay said 1/2. The balance of such fees shall be paid 25% by the party whose Estimated Value is closest to the Appraised Value and 75% by the other party.

          9.3. Section 9.2 to the contrary notwithstanding, if Employee's employment hereunder shall cease and if Employee has pursuant to this agreement elected to require Company to purchase his membership Interest, and if the Company shall make -a public -offering of its equity securities or sell all or substantially all of its business during the twenty four (24) month period following the date Buyout payments are scheduled to commence, then the term "Buyout Amount" shall mean the public offering price or private sale price for the equivalent Membership Interest that would have been owned by Employee had Employee's Membership Interest not been subject to the Buyout provisions hereof.

          9.4. If the Buyout Amount is determined by Appraised Value, any salaries paid to Jack D. Hidary or Nova Spivack by the Company or any of its affiliates shall be disregarded to the extent that such salaries exceed $300,000 in the aggregate, i.e. such excess shall be added back to net profits as an extraordinary income item. In addition, in determining the Company's net income before taxes, for the purpose of determining the amount to be paid to Employee after termination of his employment without cause under Section 8, any salaries paid to Jack D. Hidary and Nova Spivack by the Company or any of its affiliates shall be disregarded to the extent that such salaries exceed $300,000 in the aggregate, i.e. such excess shall be added back to net profits as an extraordinary income item.

     10.  Death of Employee - Disposition of Membership Interest.
          ------------------------------------------------------

          10.1. In the event of the death of Employee, and provided that (i) the Company is not dissolved as a result thereof, and (ii) the Employee's Class A Membership Interest has not been transferred to a brother, sister, spouse, child, grandchild, spouse of a child or grandchild, or trust for the benefit of any of them, as provided in the operating Agreement, Company shall purchase and the estate of Employee shall sell the Employee's Class A Membership Interest at the Buyout Price.

          10.2. In order to provide funds for the Company to purchase the Employee's Class A Membership Interest hereunder, Company may purchase life insurance on the life of Employee. The Company shall in each case be the beneficiary of all policies and shall retain possession thereof. The policies shall be subject to the terms and provisions of the Operating Agreement.

          10.3. Company shall pay the premiums on the policies which are subject to this Section 10. In case any premium is not paid within twenty (20) days after its due date, Employee shall be entitled to pay such premium as agent of the policy owner, and Company agrees to reimburse Employee promptly for any such payment. The insurance company is authorized and directed to give Employee, upon Employee's written request, any information about the status of any policy on Employee's life which is subject to this Section 10.

          10.4. Company shall promptly collect the proceeds of the policy of life insurance on the life of Employee and shall hold the same as a trustee, separate and apart from its other assets, solely for the purpose of purchasing Employee's Class A Membership Interest, and as such trustee, shall turn over the same to the legal representative of the estate of Employee, promptly after his or her appointment, as payment on account for Employee's Class A Membership Interest. The foregoing notwithstanding, if Employee has transferred all or part of his membership Interest to a transferee of the type set forth in Section 10.1(ii) (the "Transferred Interest"), the proceeds of such insurance shall be at the election of the then holder or holders, individually, either (i) paid to such holder pro rata in exchange for such holder's Transferred Interest or (ii) contributed to the capital of the Company to be added to each remaining Member's capital account.

          10.5. Proceeds Exceed Purchase Price. In the event the purchase price of Employee's Class A Membership Interest shall not exceed the proceeds of the insurance, then the legal representative of Employee shall retain the amount received from such insurance on a pro rata basis as payment in full for a transferee's Transferred Interest.

          10.6. Purchase Price Exceeds Proceeds. In the event the purchase price of the pro rata share of Employee's Class A Membership Interest tendered by a transferee exceeds the pro rata proceeds of insurance on Employee's life, collected or collectible by Company, then the balance of the purchase price shall be paid as hereinafter provided. It is the express intention of the parties that the amount of insurance collected or collectible by Company on Employee's life shall at all times constitute the minimum payment on account of the purchase price to be made available for the Class A Membership Interest of Employee. That portion of the purchase price of the tendered Class A Membership Interest of Employee in excess of the pro rata proceeds of insurance shall be paid by Company to the estate or party so tendering in thirty-six (36) equal monthly installments, with interest at the prime lending rate as set forth from time to time in The Wall Street Journal, commencing within sixty (60) days after appointment of the legal representative of Employee's estate.

     11.  Company Property.  Except as expressly provided for in Sections 12
          ----------------
and 13 to the contrary, all written research, promotional advertising, and any other written materials, articles, or data of any kind furnished to Employee by Company or any subsidiary thereof or developed by others on behalf of Company or any subsidiary thereof and, in each case, related to Company's, or any subsidiary's, business from time to time actually being marketed by Company, are and shall remain the sole and confidential property of Company; provided, however, that the foregoing shall not apply to any material in the public domain other than by reason of a breach of this Section 11. If Company requests the return of such materials at any time after the termination of Employee's employment, Employee shall immediately deliver the same to Company at Company's expense. Employee shall make full disclosure to Company of all such writings and materials and shall do everything necessary or desirable to vest the absolute title thereto in Company. Employee shall not be entitled to any additional or special compensation or reimbursement regarding any and all such writings and materials.

     12.  Proprietary Nature of Certain Ideas.  Employee shall have the right to
          -----------------------------------
retain as his own property any creative ideas which are not used by Company. Such ideas shall not include any business opportunities upon which Company has made any material cash outlays. If the Company has made no such material cash outlays on an idea but has made or prepared material 1) strategic and financial projections, or 2) graphical treatments, or 3) program designs, then Employee shall not use or disclose to anyone else for use any such idea during the term of this Agreement and for a period of one (1) year thereafter.

     13.  Trade Secrets, Non-compete Etc.
          -------------------------------

          13.1. During the term of employment of Employee by Company ("Confidentiality Period") in any county in any state of the United States in which Company now or during said term makes sales, purchases supplies or services customers (and as to then existing customers of Company whose operations extend beyond such territory, then to the extent of such territory which shall include, without being limited to any physical location from which
                     ------------------------
use of or connection with the Internet may be obtained), Employee shall hold and keep confidential any design, method, procedure, systems, plans, specifications, customer requirements, information or know how that is not generally known, and that is used by Company, any of its affiliated companies or its or their subsidiaries in connection with their respective businesses (all of the foregoing being hereinafter collectively referred to as "Know-How, " including without limitation any such Know-How which provides to
                       ------------------
Company, as such Know-How is used by Company, the opportunity to obtain an advantage over competitors who do not have or use such Know-How) which Employee may now know or which hereafter becomes known to him as a result of employment by Company and shall not during the Confidentiality Period, directly or indirectly, disclose any such Know-How to any person, firm or corporation or use the same in any way other than in connection with the business and affairs of Company, its affiliated companies or its or their subsidiaries.

          13.2. During the term of employment of Employee by Company Employee is expressly permitted to engage in any business which does not compete with the business of Company or its subsidiaries or render services to or participate in any such business, or business in the process of development by Company so long as such activities do not interfere with the performance of his duties as Vice President of Company in accordance with this -agreement. Provided, however, that if Employee engages in the creation of a new business venture, Employee must offer Jack D. Hidary and Nova Spivack an opportunity to participate in the manner specified in Section 2.3.

          13.3. The prohibitions contained in Sections 13.1 and 13.2 are severable and shall be so interpreted by any court, it being the intent of the parties hereto if any prohibition in said paragraphs be found to be an unreasonable restraint of trade or otherwise unenforceable by any court of competent jurisdiction, that court may limit any such provision to the extent necessary to make such provision enforceable and that the other provisions in the paragraph shall remain unaffected. The parties hereto acknowledge that the business of Company involves the Internet which is world wide in scope and whose existence tends to limit the importance of physical location in the conduct of business. It is the intention of the parties to protect the interests of Company of which Employee is a founder, but permit Employee to work during and after his employment by Company in a manner which is not competitive with Company at the time that Employee commences such business activity. In evaluating each such provision, any court shall take into consideration the scope and nature of the Internet and the breadth of its accessibility and use. If any court shall determine that the territory set forth above is overly broad, such territory shall be deemed limited to the widest territory permitted by law. Employee acknowledges that the violation of the above referred to provision would cause irreparable injury to Company and that the remedy at law for any violation or threatened violation thereof would be inadequate. Employee agrees that Company, in addition to any remedy at law, may seek a temporary and permanent injunction or other equitable relief without the necessity of proving actual damages. In addition, the invalidity of any of the foregoing limitations when applied to particular circumstances shall not affect the validity of such limitations under any other dissimilar circumstances.

     14.  Prior Agreements.  Employee represents to Company (a) that there are
          ----------------
no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent or make unlawful such Employee's execution of this Agreement or Employee's employment hereunder, (b) that Employee's execution of this Agreement and Employee's employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which Employee is a party or by which Employee is bound and (c) that Employee is free and able to execute this Agreement and enter into employment by Company.

     15.  Miscellaneous.
          -------------

          15.1.   Waivers  Neither the failure nor any delay on the part of
                  -------
either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

          15.2.   Controlling Law.  This Agreement and all questions relating
                  ---------------
to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of New York.

          15.3.   Notices.  All notices, requests, demands and other
                  -------
communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger) or when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                  If to Employee:

                  Mr. Murray Hidary
                  320 East 46th Street Apt. 8A
                  New York, New York 10017

                  If to Company:

                  Global Network Partners LLC
                  c/o EarthWeb, Ltd.
                  3 Park Avenue 38th Floor
                  New York, New York 10016
                  Attention:  President

                  With copy to:

                  Robert L. Wolfe, Esq.
                  Cuddy & Feder & Worby
                  90 Maple Avenue
                  White Plains, New York 10601

          In addition, notice by mail shall be by air mail if posted outside of the continental United States.

          Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

          15.4.   Binding Nature of Agreement.  This Agreement shall be binding
                  ---------------------------
upon and inure to the benefit of Company, its affiliates, and its and their successors and assigns and shall be binding upon Employee, his heirs and legal representatives.

          15.5.   Execution in Counterparts.  This Agreement may be executed
                  -------------------------
in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

          15.6.   Provisions Separable.  The provisions of this Agreement are
                  --------------------
independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

          15.7.   Entire Agreement, Amendments.  This Agreement contains the
                  ----------------------------
entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by the parties hereto.

          15.8.   Section Headings.  The paragraph headings in this Agreement
                  ----------------
are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

          15.9.   Gender, Etc.  Words used herein, regardless of the number and
                  -----------
gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

          15.10.  Number of Days.  In computing the number of days for purposes
                  --------------
of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

          15.11.  Company Name.  Between the effective date of this Agreement
                  ------------
and the date upon which it was formalized by the signing of this Agreement, Company has changed its name to Global Network Partners LLC.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on or as of the date first above written.

                                        EARTHWEB, LTD., a
                                        Maryland corporation or its
                                        Successor Limited Liability Company


                                        By /s/Jack D. Hidary
                                          ----------------------------
                                          Name:  Jack D. Hidary
                                          Title: President

                                        /s/Murray Hidary
                                        -------------------------------
                                        Murray Hidary, Employee